UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2024
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska			0-33501	92-0175752
________________________ (State or other jurisdiction			_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)			File Number)	Identification No.)

3111 C Street,	Anchorage,	Alaska		99503
___________________________________ (Address of principal executive offices)				___________ (Zip Code)

Registrant’s telephone number, including area code:	907-	562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.126-2 of this chapter).

                                    Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 29, 2024, Northrim BanCorp, Inc. (the “Company”) and Northrim Bank (the “Bank”) announced by press release that Mr. Joseph M. Schierhorn intends to resign from his position as President, Chief Executive Officer and Chief Operating Officer of the Company and Chief Executive Officer of the Bank, effective April 6, 2024. Mr. Schierhorn will continue to serve as Chairman of the Board of Directors of the Company and Chairman of the Board of Directors of the Bank.

(c) In connection with Mr. Schierhorn's resignation, Michael G. Huston, age 56, will be appointed to the position of President, Chief Executive Officer and Chief Operating Officer of the Company and President and Chief Executive Officer of the Bank, effective April 6, 2024.

Mr. Huston is currently the President of the Bank and was appointed President and Chief Lending Officer of the Bank in March 2022. He relinquished the title of Chief Lending Officer in March 2023. Mr. Huston was originally hired as the Executive Vice President and Chief Lending Officer of the Bank in 2017. He joined the Bank with over 25 years of experience that includes serving as the Executive Vice President and Chief Banking Officer at First Interstate Bank in Billings, Montana from 2012-2015. Mr. Huston graduated from Arizona State University with a Bachelor of Science Degree in Finance and is a graduate of the Pacific Coast Banking School.

Mr. Huston is Vice Chair of Housing Alaskans, a Public Private Partnership, a past Chair of Anchorage Economic Development Corporation, and previously served on the United Way of Anchorage Board. Mr. Huston also sits on the Anchorage Economic Development Corporation Executive Committee, United Way Tocqueville Society, and Choose Anchorage Leadership Committee.

Mr. Huston has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Huston has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Huston was not appointed as the Company’s Chief Executive Officer pursuant to any arrangement or understanding with any other person.

Mr. Huston will enter into an amended employment agreement with the Company in connection with his promotion as of April 6, 2024. The terms of Mr. Huston’s amended employment agreement with the Company and the Bank are discussed under Item 5.02(e) of this current report on Form 8-K and incorporated into this Item 5.02(c) by reference.

(e) Effective April 6, 2024, the Compensation Committee of the Board of Directors of the Company and the Bank (collectively the “Employer”) deemed it appropriate that the Employer and each of the following named executive officers of the Employer, Michael G. Huston, President, Chief Executive Officer and Chief Operating Officer of the Company and President and Chief Executive Officer of the Bank, and Joseph M. Schierhorn, Chairman of the Company and the Bank, enter into an amended employment agreement under which the provisions and terms remain similar to their respective employment agreements that were in effect at January 1, 2024, except for certain changes to the employment agreements with Messrs. Huston and Schierhorn, discussed below.

The terms of Mr. Huston’s amended employment agreement provide for a change in Mr. Huston’s title to President, Chief Executive Officer and Chief Operating Officer of the Company and President and Chief Executive Officer of the Bank. Mr. Huston will receive an annual base salary of $535,000, as adjusted from time to time, as well as increases to Mr. Huston’s profit share, equity compensation and supplemental executive retirement plan contributions.

Mr Schierhorn’s amended employment agreement provides for a change in Mr. Schierhorn’s title discussed above, as well as, a reduction in Mr. Schierhorn’s base salary to $200,000. In addition, Mr. Schierhorn is also no longer eligible to participate in the Company’s plans for profit sharing, equity compensation or supplemental executive retirement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete copies of the amended employment agreements for Mr. Huston and Mr. Schierhorn, which are filed herewith as Exhibits 10.1 and 10.2, respectively.

A copy of the press release issued by the Company on March 29, 2024, announcing the appointment of Mr. Huston and the resignation and change of title of Mr. Schierhorn is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements – not applicable
(b) Proforma financial information – not applicable
(c) Shell company transactions – not applicable

(d) Exhibit No.	Description

10.1	Employment agreement with Michael G. Huston effective April 6, 2024.
10.2	Employment agreement with Joseph M. Schierhorn effective April 6, 2024.
99.1	Press Release dated March 29, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

March 29, 2024	By:	/s/ Jed W. Ballard
Name: Jed W. Ballard
Title: EVP, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment agreement with Michael G. Huston effective April 6, 2024.
10.2	Employment agreement with Joseph M. Schierhorn effective April 6, 2024.
99.1	Press Release dated March 29, 2024.